Exhibit 3.2

BYLAWS

OF

MONOGRAM TECHNOLOGIES INC.

ARTICLE I

OFFICES

SECTION 1. Registered Office. The registered office of Monogram Technologies Inc. (the “Corporation”) shall be established and maintained at the office of Corporation Service Company, in the City of Wilmington, in the County of New Castle, in the State of Delaware, and said company shall be the registered agent of the Corporation in charge thereof.

SECTION 2. Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

SECTION 1. Annual Meetings. Annual meetings of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, may be held solely by means of remote communication or at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine, in its sole discretion, and as set forth in the notice of the meeting.

SECTION 2. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the President or Secretary of the Corporation or by resolution of the Board of Directors. Special meetings of stockholders may be held solely by means of remote communication or at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine, in its sole discretion, and as shall be stated in the notice of meeting.

SECTION 3. Voting. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no such proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. All elections of directors shall be decided by a plurality in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In all matters other than the election of directors, the affirmative vote of holders of a majority in voting power of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote thereon shall be the act of the stockholders, except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

SECTION 4. Quorum. Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority in voting power of the outstanding shares of the Corporation issued and outstanding and entitled to vote at the meeting shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, the stockholders holding a majority in voting power of the shares entitled to vote thereat, present in person or by proxy, although less than a quorum, shall have the power to adjourn the meeting from time to time until the requisite amount of stock entitled to vote shall be present.

SECTION 5. Adjourned Meetings. When a meeting is adjourned to another time and place, if any, unless otherwise provided by these Bylaws, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meetings are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 6 of this Article II. At the adjourned meeting, the stockholders may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days or, if after an adjournment, a new record date is fixed for determining the stockholders entitled to vote at the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

SECTION 6. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given in accordance with Section 232 of the General Corporation Law of the State of Delaware (“DGCL”), which notice shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the Certificate of Incorporation or these Bylaws, the notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

Notice of any meeting of stockholders need not be given to any stockholder if waived by such stockholder either in a writing signed by such stockholder or by electronic transmission, whether such waiver is given before or after such meeting is held. If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

SECTION 7. Action Without Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent or consents setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation pursuant to Section 228 of the DGCL. Prompt notice of the taking of the action by consent shall be given to those stockholders or members as of the record date for the action by consent who have not consented and who would have been entitled to notice of the meeting if the action had been taken at a meeting and the record date for the notice of the meeting were the record date for the action by consent.

ARTICLE III

DIRECTORS

SECTION 1. Number and Term. The Board of Directors shall initially consist of one director. Thereafter, the number of directors shall be determined by the Board of Directors. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his or her successor shall be elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

SECTION 2. Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission. A resignation shall take effect at the time specified therein, or if no time is specified, at the time of delivery to the Corporation. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or any other cause may be filled by a majority vote of the directors then in office, even if less than a quorum, or by the sole remaining director or by a majority vote of the stockholders of the Corporation.

SECTION 4. Removal. Unless the Certificate of Incorporation provides otherwise, any director may be removed, with or without cause, by the holders of a majority in voting power of the shares then entitled to vote at an election of directors.

SECTION 6. Powers. The business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised, by or under the direction of the Board of Directors except such as are by law, by the Certificate of Incorporation or by these Bylaws conferred upon or reserved to the stockholders.

SECTION 7. Committees. The Board of Directors may designate one or more committees consisting of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors creating such committee or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, that no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation.

SECTION 8. Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates and at such times and places as shall be determined from time to time by resolution of the Board of Directors, such determination to constitute the only notice of such regular meetings to which any director shall be entitled. In the absence of any such determination, such meetings shall be held, upon notice to each director in accordance with Section 10 of this Article III, on such dates and at such times and places, as shall be designated by the President, the Secretary or any two directors.

SECTION 9. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by any director or the President, by remote communication or at such place (within or without the State of Delaware), date and time as may be specified in the respective notice in accordance with Section 10 of this Article III. Any business may be conducted at a special meeting of the Board of Directors.

SECTION 10. Notice. Notice of any regular (if required) or special meeting of the Board of Directors may be called on (i) 24 hours’ notice, if such notice is sent by email or other electronic transmission to each director or delivered to him or her personally or (ii) two business days’ notice, if such notice is mailed to each director, addressed to him or her at his or her usual place of business or other designated address.

SECTION 11. Waiver of Notice. Notice of any meeting need not be given to any director who attends such meeting, except that if such director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, then such director shall not be deemed to have waived notice of such meeting, or to any director who submits a signed waiver of notice (including by email or other electronic transmission), whether before or after such meeting.

SECTION 12. Remote Communication. Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of telephone conference, video conference or other communications equipment by means of which all persons participating in the meeting can speak and hear each other and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 13. Quorum. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is present and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

SECTION 14. Voting. The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws.

SECTION 15. Compensation. Directors shall not receive any stated salary for their service as directors or as members of committees; provided, however, that, by resolution of the Board of Directors, a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 16. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors, or of such committee, as the case may be, consent thereto in writing or by electronic transmission and such consent is filed with the minutes of proceedings of the board or committee, as applicable. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this subsection at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to becoming effective.

ARTICLE IV

OFFICERS

SECTION 1. Officers. The officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors from time to time and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chair and one or more Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the Corporation need be directors. More than one office may be held by the same person to the extent permitted by the DGCL and other applicable law.

SECTION 2. Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Chair of the Board of Directors. Such resignation shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Board of Directors or Chair of the Board of Directors of the Corporation. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. Removal. Except as hereinafter provided, any officer or officers may be removed either for or without cause at any time by the Board of Directors.

SECTION 4. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 5. Chair. The Chair of the Board of Directors, if one is elected, shall preside at all meetings of the Board of Directors and he or she shall have the powers and duties customarily and usually associated with the office of the Chair of the Board of Directors and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

SECTION 6. President. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the President shall be the chief executive officer of the Corporation and shall have the responsibility for the general management, direction and control of the business and affairs of the Corporation. The President shall perform all duties and have all powers which are commonly incident to the office of president or which are delegated to him or her by the Board of Directors. The President shall perform the duties and exercise the powers of the Treasurer in the event of a vacancy in the office of the Treasurer, or in the event of either such person’s absence or disability.

SECTION 7. Vice President. Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One Vice President may be designated by the Board of Directors (or its designee) to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

SECTION 8. Treasurer. The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors (or its designee) may from time to time prescribe.

SECTION 9. Secretary. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books, shall have power to sign all stock certificates, and shall perform such other duties as the Board of Directors (or its designee) may from time to time prescribe.

SECTION 10. Compensation of Officers. The salaries and other compensation of all officers of the Corporation shall be fixed by or in the manner directed by the Board of Directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof from time to time, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

ARTICLE V

MISCELLANEOUS

SECTION 1. Uncertificated Shares. Shares of the Corporation’s stock shall be issued in uncertificated form.

SECTION 2. Transfer of Shares. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives. A record shall be made of each transfer and, whenever a transfer shall be made for collateral security and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 3. Stockholders Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not be more than 60 nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this Section 3 of this Article V at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting in accordance with Section 228 of the DGCL, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Section 228(d) of the DGCL. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 4. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of its capital stock of the Corporation either (i) out of its surplus (as defined in and computed in accordance with Section 154 and Section 244 of the DGCL) or (ii) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors deem to be in the best interests of the Corporation.

SECTION 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SECTION 6. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents of the Corporation and in such manner as shall be determined from time to time by resolutions of the Board of Directors.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1. Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is otherwise involved in (as a witness or otherwise) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful; provided, however, that, except as provided in Section 3 of this ARTICLE VI with respect to proceedings to enforce rights to advancement or indemnification, the Corporation shall indemnify, and shall advance expenses to, any such indemnitee in connection with prosecuting a proceeding (or part thereof) initiated by such indemnitee or in defending any counterclaim, cross-claim, affirmative defense, or like claim in such proceeding only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

To the extent an indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) or Section 145(b) of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

SECTION 2. Right to Advancement of Expenses. With respect to any indemnitee who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending or completed proceeding, the Corporation shall pay an indemnitee the reasonable expenses (including reasonable attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL so requires, an advancement of expenses incurred by an indemnitee shall be made only upon receipt by the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under Section 1 of this Article VI or otherwise.

SECTION 3. Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this ARTICLE VI is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses, the indemnitee shall be entitled to be paid also the expenses actually and reasonably incurred in of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification under these Bylaws or as set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in these Bylaws or in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE VI or otherwise shall be on the Corporation.

SECTION 4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

SECTION 5. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

SECTION 6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

SECTION 7. Nature of Rights. The rights conferred upon indemnitees in this ARTICLE VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this ARTICLE VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

ARTICLE VII

GENERAL MATTERS

SECTION 1. Seal. The Corporation may adopt a corporate seal, which shall be in such form as may be approved from time to time by the Board of Directors.

SECTION 2. Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation, any other entity and a natural person.

SECTION 3. Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery shall be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents or any action, suit or proceeding asserting a claim for aiding and abetting any such breach of fiduciary duty, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws (as each may be amended from time to time), (iv) any action, suit or proceeding asserting a claim against the Corporation or any current or former director, officer, employee or stockholder of the Corporation governed by the internal affairs doctrine; or (v) any action, suit or proceeding asserting a claim as to which the DGCL confers jurisdiction upon the Court of Chancery, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants provided, that, if and only if the Court of Chancery dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

ARTICLE VIII

AMENDMENTS

These Bylaws may be altered, amended, or repealed and new Bylaws may be made (i) at any annual meeting of the stockholders (or at any special meeting thereof if notice of the proposed alteration, amendment, or repeal or Bylaws to be made is contained in the notice of such special meeting) by the affirmative vote of holders of a majority in voting power of the outstanding shares entitled to vote thereon, (ii) by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors (or at any special meeting of the Board of Directors if notice of the proposed alteration, amendment, or repeal or Bylaws to be made is contained in the notice of such special meeting) or (iii) by action of the stockholders or the Board of Directors without a meeting as permitted by the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws.